STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the “Agreement”) is made and entered into as of this _10th__ day of November, 2008 (the “Effective Date”), by and between Theodore C. Jacoby, Jr. and EAU Technologies, Inc., a Delaware corporation (the “Corporation”).

WITNESETH:

WHEREAS, the Corporation desires to sell to Theodore C. Jacoby, Jr.(the “Purchaser”), and Purchaser desires to purchase from the Corporation, a total of 100,000 shares of the Common Stock of the Corporation at a purchase price of $1.00 per share upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Purchase and Sale of Shares. Subject to the terms of this Agreement, the Corporation hereby agrees to sell to Purchaser, and Purchaser herby agrees to purchase from the Corporation a total of 100,000 unregistered shares of the Common Stock of the Corporation (the “Purchased Shares”) at a purchase price of $1.00 per share.

2. Purchase Price; Issuance of Shares. The aggregate cash consideration for the Purchased Shares shall be $100,000 (the “Purchase Price”), which shall be paid by Purchaser to the Corporation by wire transfer of immediately available funds, on the following date: November 10, 2008. Upon receipt by the Corporation of the Purchase Price, the Corporation shall cause its transfer agent to issue in the name of, and deliver to, Purchaser a certificate evidencing the number of Purchased Shares purchased for the applicable Purchase Price payment.

3. Representations and Warranties of the Corporation. The Corporation hereby represents and warrants to Purchaser as follows:

3.1 Authority. The Corporation has the corporate power and authority to execute and deliver the Agreement, to sell the Purchased Shares to Purchaser, and to perform its obligations hereunder, and such execution, delivery and performance will not violate any agreement, contract, law, rule, decree or other legal restriction by which the Corporation is bound. The execution of the Agreement and the issuance of the Purchased Shares hereunder have been approved by the Board of Directors of the Corporation.

3.2 Shares. Upon payment of the applicable Purchase Price amount, the Purchased Shares for which the Corporation has actually received payment shall be duly authorized, validly issued, fully-paid and non-assessable.

4. Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to the Corporation as follows:

4.1 Legal Capacity. Purchaser has the company power and authority to execute and deliver the Agreement, to purchase the Purchased Shares from the Corporation, and to perform its obligations hereunder, and such execution, delivery and performance will not violate any agreement, contract, law, rule, decree or other legal restriction by which Purchaser is bound. The execution of the Agreement by Purchaser and the performance of its obligations hereunder has been approved by all company action and no further company action is necessary for Purchaser to perform its obligations hereunder. Purchaser has duly executed and delivered this Agreement.

4.2 Information. Purchaser has had a reasonable opportunity to conduct due diligence related to the purchase of the Purchased Shares, including the opportunity to ask questions and receive answers from the Corporation, and Purchaser has received all information requested by it from the Corporation in connection with the purchase of the Purchased Shares. Purchaser has had an opportunity to consult with its own legal counsel, tax and financial advisors regarding the purchase of the Purchased Shares.

4.3 Investment. (a) Purchaser is acquiring the Purchased Shares solely for its own account for investment purposes and not with a view or interest of participating, directly or indirectly, in the resale or distribution of all or any part thereof; (b) Purchaser acknowledges that all of the Purchased Shares acquired by it are to be issued and sold to Purchaser without registration and in reliance upon certain exemptions under the Federal Securities Act of l933, as amended, and in reliance upon certain exemptions from registration requirements under applicable state securities laws; (c) Purchaser will make no transfer or assignment of any of the Purchased Shares except in compliance with the Securities Act of l933, as amended, and any other applicable securities laws; (d) Purchaser consents, agrees and acknowledges that the certificate or certificates representing the Purchased Shares will be inscribed with the following legend, or another legend to the same effect and agrees to the restrictions set forth therein: “The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under the securities laws of any other jurisdiction, in reliance upon exemptions from the registration requirements of such laws. The shares represented by this certificate may not be sold or otherwise transferred, nor will an assignee or endorsee hereof be recognized as an owner of the shares by the issuer unless: (i) a registration statement under the Securities Act of 1933 and other applicable securities laws with respect to the shares and the transfer shall then be in effect; or (ii) in the opinion of counsel satisfactory to the issuer, the shares are transferred in a transaction which is exempt from the registration requirements of such laws.”; (e) Purchaser is aware that no federal or state agency has made any recommendation or endorsement of the Purchased Shares or any finding or determination as to the fairness of the investment in such Purchased Shares; (f) neither the Corporation nor any person acting on its behalf has offered the Purchased Shares to it by means of general or public solicitation or general or public advertising, such as by newspaper or magazine advertisements, by broadcast media, or at any seminar or meeting whose attendees were solicited by such means; (g) Purchaser hereby acknowledges and represents that no commission or other remuneration has been paid or given directly or indirectly in connection with the offer or sale of the Purchased Shares to him; (h) it acknowledges that no public or secondary market exists or may ever exist for the Purchased Shares and, accordingly, it may not be able to readily liquidate its investment in the Purchased Shares; and (i) it acknowledges that the Purchased Shares are a speculative investment and represents that it can bear the economic risks of such an investment for an indefinite period of time.

4.4 Indemnification. Each party hereby agrees to indemnify the other and hold harmless each other and all of its affiliates, attorneys, accountants, employees, officers, directors, shareholders and agents from any liability, claims, costs, damages, losses or expenses incurred or sustained by them as a result of either party’s representations and warranties being untrue or inaccurate, or because of a breach of this Agreement by either party.

4.5 Brokers. Purchaser has not retained or utilized the services of any broker, finder, intermediary, or paid or agreed to pay any fee or commission to any person or entity for or on account of the transactions contemplated hereby, or had any communications with any person or entity thereto which would obligate Purchaser or the Corporation to pay any such fees or commissions.

5. Survival of Representations and Warranties. All representations and warranties of the parties contained in this Agreement shall survive the execution and delivery of this Agreement.

6. Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified and supplemented in any and all respects, only by written agreement signed by Purchaser and the Corporation.

7. Notices. All notices, consents and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or by Federal Express or a similar overnight courier to the party for whom intended, at the address for such party set forth below (or at such other address for a party as shall be specified by like notice, provided, however, that any notice of change of address shall be effective only upon receipt):

if to Purchaser:                            Theodore C. Jacoby, Jr.
1716 Hidden Creek Court
St. Louis, MO  63131

if to the Corporation:                              EAU Technologies, Inc.
1890 Cobb International Blvd., Suite A
Kennesaw, Georgia 30152
Attention: Wade R. Bradley, President and CEO

The parties hereto agree that notices or other communications that are sent in accordance herewith (i) by personal delivery will be deemed received on the day sent or on the first business day thereafter if not sent on a business day, (ii) by overnight delivery, will be deemed received on the first business day immediately following the date sent, and (iii) by U.S. mail, will be deemed received three (3) business days immediately following the date sent.

8. Counterparts. This Agreement may be executed in multiple counterparts, all of which shall together be considered one and the same agreement.

9. Entire Agreement; Third Party Beneficiaries. This Agreement and any exhibits thereto constitute the entire agreement of the parties with respect to the subject matter hereof and supersede and terminate all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

10. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

11. Governing Law. This Agreement and the rights and obligations of the parties under this Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of Georgia.

12. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective permitted successors and assigns.

13. Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated herein shall be paid by the party incurring such costs and expenses, whether or not the transactions contemplated hereby are consummated.

14. Headings. Headings of the articles and sections of this Agreement are for convenience of the parties only, and shall be given no substantive or interpretative effect whatsoever.

15. Waivers. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party or parties entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

[Signatures begin on following page.]

IN WITNESS WHEREOF, the parties have executed and delivered this Stock Purchase Agreement on the date first written above.

CORPORATION: EAU TECHNOLOGIES, INC.

By:	/s/ Wade R. Bradley
Wade R. Bradley
Chief Executive Officer

PURCHASER:

/s/ Theodore C. Jacoby, Jr.
Theodore C. Jacoby, Jr.